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                                                                     Exhibit 3.2


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            STEWART & STEVENSON CORP.


      Stewart & Stevenson Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

      FIRST: that the Board of Directors of said Corporation, adopted a resolution by the unanimous written consent of its members, filed with the minutes of the Board, proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation. The resolution setting forth said amendment is as follows:

            RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the first Article thereof so that, as amended, the Article shall be and read as follows:

                  FIRST: The name of this corporation is Stewart & Stevenson Funding Corp. (hereinafter the "Corporation").

            FURTHER RESOLVED, that each of the officers of the Corporation be, and each hereby is, authorized to execute and deliver such documents, under the seal of the Corporation if required, and to take such other action as may be necessary or appropriate to carry out the foregoing resolution.

      SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to this amendment pursuant to
Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its Secretary, this 1st day of February 2007.


                                        By: /s/ Jeffery W. Merecka
                                            -----------------------------
                                            Jeffery W. Merecka, Secretary
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                          CERTIFICATE OF INCORPORATION

                                       OF

                            STEWART & STEVENSON CORP.

     The undersigned, for the purposes of forming a corporation under the laws of the State of Delaware, does make, file and record this Certificate, and does certify that:

     FIRST: The name of this corporation is Stewart & Stevenson Corp. (hereinafter, the "Corporation").

     SECOND: The Corporation's Registered Office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The Registered Agent in charge thereof is Corporation Service Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The amount of the total authorized capital stock of the Corporation is 1,000 shares, all of which are of a par value of $0.01 each and classified as common stock.

     FIFTH: The name and mailing address of the incorporator are as follows:

          John B. Simmons
          c/o Stewart & Stevenson Corp.
          1000 Louisiana Street
          Suite 5900
          Houston, Texas 77002

     SIXTH: The duration of the Corporation shall be perpetual.

     SEVENTH: The personal liability of all of the directors of the Corporation is hereby eliminated to the fullest extent allowed as provided by the General Corporation Law of the State of Delaware, as the same may be supplemented and amended.

     EIGHTH: The Corporation shall, to the fullest extent legally permissible under the provisions of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented or replaced, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by such persons in connection with any action, suit or other proceeding in which such persons may be involved or with which such persons may be threatened, or other matters referred to in or covered by said provisions both as to action in their respective official capacities and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the Corporation. Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement or resolution adopted by the shareholders entitled to vote thereon after notice.

     IN WITNESS WHEREOF, I have hereunto set my hand, this 16th day of June, 2006.

                                        /s/ John B. Simmons
                                        ----------------------------------------
                                        John B. Simmons, Sole Incorporator


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